CANCELLATION OF GRANT OF RESTRICTED STOCK

THIS CANCELLATION OF GRANT OF RESTRICTED STOCK (this “Agreement”), dated February 23, 2018 (the “Effective Date”), is made by and between CANNASYS, INC., a Nevada corporation (the “Company”), and PATRICK G. BURKE, an executive of the Company residing in Colorado (“Grantee”), on the following:

Premises

On December 29, 2017, the Company granted to Grantee 8,000,000 shares of its restricted common stock (the “Grantee Shares”) to vest over one year on a quarterly basis under the terms of a Grant of Restricted Stock. In connection with Grantee’s resignation from his positions as officer of the Company and as a director on the Company’s board of directors, Grantee and the Company agreed to cancel the stock grant and replace it with a promissory note in the principal amount of $21,000.

Agreement

NOW, THEREFORE, upon these premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Cancellation of Stock Grant. The Company hereby cancels the Grant of Restricted Stock, and Grantee agrees to forfeit his right to any vested Grantee Shares and acknowledges that no certificates were issued, in exchange for a promissory note in the principal amount of $21,000.

2.General Provisions.

(a)This Agreement and the Company’s charter documents constitute the entire agreement and understanding of the parties hereto concerning the subject matter hereof and from and after the date of this Agreement, and this Agreement shall supersede any other prior negotiations, discussions, writings, agreements, or understandings, both written and oral, between the parties respecting such subject matter.

(b)This Agreement may be executed in duplicate counterparts, each of which is deemed to be an original and both of which taken together constitute one and the same agreement.

(c)This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the state of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GRANTEE	CANNASYS, INC.

/s/ Patrick G. Burke	By:	/s/ Michael A. Tew
PATRICK G. BURKE		Michael A. Tew, Chief Executive Officer